Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (“Form 8-K”) and, if not defined in the Form 8-K, in the Proxy Statement/Prospectus, which is incorporated by reference.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, and presents the combination of the historical financial information of Volta Inc. (f/k/a Tortoise Acquisition Corp. II) (“Volta”) and Volta Industries, Inc. (“Legacy Volta”) adjusted to give effect to the Business Combination, PIPE Financing, and related adjustments described in the accompanying notes.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Volta has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheet of Volta as of June 30, 2021 and the historical unaudited condensed consolidated balance sheet of Legacy Volta as of June 30, 2021 on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of Volta for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Legacy Volta for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2020 combines the historical audited statement of operations of Volta for the period from July 24, 2020 (inception) through December 31, 2020 (as restated) and the historical audited consolidated statement of operations of Legacy Volta for the year ended December 31, 2020 on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Volta was derived from the unaudited financial statements of Volta as of and for the six months ended June 30, 2021 filed on the Form 10-Q with the Commission on August 13, 2021 and incorporated by reference and the audited financial statements of Volta as of and for the year ended December 31, 2020 included in the Volta’s Annual Report filed on the Form 10-K/A with the Commission on May 6, 2021 and incorporated by reference. The historical financial information of Legacy Volta was derived from the unaudited condensed consolidated financial statements of Legacy Volta as of and for the six months ended June 30, 2021 included elsewhere in the Form 8-K or included the Proxy Statement/Prospectus and incorporated by reference and the audited consolidated financial statements of Legacy Volta as of and for the year ended December 31, 2020. The unaudited pro forma condensed combined financial statements have been developed from other information relating to Volta and Legacy Volta included in the Form 8-K and incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Volta,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Volta” and other financial information included elsewhere in the Form 8-K or included in the Proxy Statement/Prospectus and incorporated by reference.

Additionally, as further described in Note 4 – “Acquisitions” in Legacy Volta’s historical condensed interim financial statements included elsewhere in the Form 8-K, Legacy Volta completed the acquisition of 2Predict, Inc. (“2Predict”) on April 21, 2021. The acquisition of 2Predict was deemed not material. As such, the unaudited pro forma combined balance sheet as of June 30, 2021 and the unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 were not adjusted to give pro forma effect to the Business Combination between Legacy Volta and 2Predict. The acquisition of 2Predict, however, is reflected within the balance sheet of Volta as of June 30, 2021.

Introduction

On August 26, 2021, as a result of the previously announced Business Combination Agreement dated February 7, 2021, First Merger Sub and Second Merger Sub, each a newly formed subsidiary of Volta, merged with and into Legacy Volta (the “Business Combination”). On the same day, the separate corporate existence of both First Merger Sub and Legacy Volta ceased, the Second Merger Sub (renamed “Volta Charging Industries Inc.”) survived and became a wholly-owned subsidiary of Volta. As a result of the Business Combination, security holders of Volta continued as security holders and former security holders of Legacy Volta became security holders of Volta. After the completion of the Transactions, Volta Class A Common Stock and Volta Public Warrants began trading on the NYSE under the symbols “VLTA” and “VLTA WS,” respectively.

Prior to completion of the Business Combination, Volta was a blank check company whose purpose was to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar transaction with one or more businesses or entities. Volta was incorporated on July 24, 2020 as a Cayman Islands exempted company. On September 15, 2020, Volta consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Units that were issued pursuant to the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million. Each Unit consisted of one Class A Ordinary Share and one-fourth of one Public Warrant, for a total of 8,625,000 Public Warrants. Simultaneously with the Initial Public Offering, Volta completed the sale of 5,933,333 Private Warrants at a price of $1.50 per warrant in a private placement to Tortoise Borrower, generating gross proceeds of $8.9 million. Each whole Public Warrant and Privat~~e~~ Warrant entitled the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. Volta also issued a total of 8,625,000 Class B Ordinary Shares (“Founder Shares”) in exchange for the payment of $25,000 of expenses by the Sponsor.

Upon the closing of the Initial Public Offering and the sale of the Private Warrants, $345.0 million ($10.00 per Unit) of the net proceeds was placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee, and was available to be invested in U.S. “government securities;” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invests only in direct U.S. government treasury obligations, as determined by Volta, until the earlier of: (a) the completion of an Initial Business Combination and (b) the distribution of the Trust Account. As of June 30, 2021, there was $345.02 million held in the Trust Account. Volta has 24 months from the closing of the Initial Public Offering (by September 15, 2022), or 27 months from the closing of the Initial Public Offering (by December 15, 2022) if it has executed a letter of intent, agreement in principle or definitive agreement for an Initial Business Combination within 24 months from the closing of the Initial Public Offering, but has not completed an Initial Business Combination within such 24-month period to complete an Initial Business Combination, which would include the Business Combination.

Legacy Volta, formed in Hawaii in 2010 and incorporated in Delaware on December 15, 2014, is headquartered in San Francisco, California. Legacy Volta is a holding company for its wholly-owned subsidiaries which are domiciled in California, Canada and Europe. Legacy Volta operates a managed network of charging stations for electric vehicles across the United States. Legacy Volta’s vision is to create EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where drivers go, work, and shop. Legacy Volta’s revenue is derived by selling content on the charging network, monetizing the utilization of the stations, and selling, installing and maintaining charging stations.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 24,222,287 shares of Class A Common Stock by Volta’s stockholders in conjunction with the stockholder vote on the Business Combination at a meeting held on August 31, 2021.

Description of the Business Combination

Upon the consummation of the Business Combination, Historical Rollover Shareholders received (or have the right to receive) shares of Volta Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio of 1.2135, obtained by dividing (a) 130,000,000 by (b) the aggregate amount of Legacy Volta Outstanding shares prior to the Business Combination. The amount of Legacy Volta Outstanding Shares, comprised of the total number of shares of Legacy Volta Common Stock outstanding immediately prior to the Business Combination, expressed on a fully-diluted and as-converted to Legacy Volta Common Stock basis, was 107,125,122 shares. Accordingly, 102,924,491 and 9,887,185 shares of Volta Class A Common Stock and Volta Class B Common Stock, respectively, were issued and outstanding immediately after the consummation of the Business Combination. Furthermore, 36,425,551 and 135,923 shares of Volta Class A Common Stock and Volta Class B Common Stock, respectively, were reserved for the potential future issuance upon the exercise of Volta Options and Volta Warrants. An additional 10,500,000 shares of Volta Class B Common Stock were reserved for issuance upon the settlement of certain restricted stock units to be issued pursuant to Legacy Volta’s 2021 Founder Incentive Plan.

Each share of Legacy Volta Preferred Stock was converted into approximately 1.2135 shares of Class A common stock of Volta assuming the stock price of $10.00 per share, each share of Legacy Volta Class B Common Stock was converted into approximately 1.2135 shares of Class A common stock of Volta, assuming the stock price of $10.00 per share and each share of Legacy Volta Class A Common Stock was converted into approximately 1.2135 shares of Class B common stock of Volta, assuming the stock price of $10.00 per share based on the determined exchange ratio.

In addition, in connection with the Business Combination, Volta proposed and approved three incentive plans, the 2021 Plan, the Founder Plan, and the ESPP, which became effective upon closing of the Business Combination, in place of the existing Legacy Volta Option Plan. The purpose of the 2021 Plan and the Founder Plan is to provide eligible employees, directors, consultants and the founders the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Volta’s growth and to align the economic interests of such persons with those of its stockholders. The purpose of the ESPP Plan is to allow eligible employees or eligible service providers the right to purchase shares of Volta Class A Common Stock through payroll deductions to further incentivize them to contribute to Volta’s growth and to align the economic interest of such persons or service providers with those of its stockholders. The financial impact of the 2021 Plan, the Founder Plan, and the ESPP has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage. See a description of the plans included in the Form 8-K in the section titled “Proposal No. 6 — The 2021 Plan Proposal”, “Proposal No. 7 — The Founder Plan Proposal”, and “Proposal No. 8 — The ESPP Proposal”, which is incorporated herein by reference. The full text of the 2021 Plan, Founder Plan, and ESPP can be found as Exhibit 10.7, 10.8, and 10.9 respectively. For more information about the Business Combination Agreement and the Business Combination, see the section entitled “The Business Combination”.

The following summarizes the pro forma shares of Volta Common Stock outstanding at the closing of the Business Combination, excluding the potential dilutive effect of the exercise of Volta Warrants:

	Pro Forma Combined
Volta Class A Common Stock	Shares Outstanding	%
Legacy Volta stockholders (1)	102,924,491	63.6%
Volta Class A stockholders	10,277,713	6.4%
Volta Class B stockholders	8,625,000	5.3%
Shares issued to PIPE Investors	30,000,000	18.6%
Volta Class A Common Stock	151,827,204	93.9%
Volta Class B Common Stock
Legacy Volta Historical Rollover Stockholders(2)	9,887,185	6.1%
Total Shares of Volta Class A Common Stock & Volta Class B Common Stock Outstanding At Closing	161,714,389	100%

(1)	Includes Legacy stockholders of Legacy Volta Class B Common Stock and Legacy Volta Preferred Stock (on an as-converted basis).
(2)	Includes Legacy stockholders of Legacy Volta Class A Common Stock (on an as-converted basis).

Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, are based on the historical financial statements of Volta (as restated) and Legacy Volta.

The adjustments in the unaudited pro forma condensed combined financial information are based on information currently available and have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Volta upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Volta following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Volta and Legacy Volta have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2021

(In U.S. dollars, except share data)

	Legacy Volta (Historical)	Legacy Volta Pro Forma Adjustments	Legacy Volta As Adjusted	Volta (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$24,030,717	$—	$24,030,717	$207,310	$—		$344,940,584	(A)	$369,178,611
Accounts receivable, net of allowance	8,183,388	—	8,183,388	—	—		—		8,183,388
Inventory	5,000,262	—	5,000,262	—	—		—		5,000,262
Prepaid partnership costs - current	9,241,541	—	9,241,541	—	—		—		9,241,541
Prepaid expenses and other current assets	8,188,495	—	8,188,495	—	361,499	(C)	(6,426,808)	(G)	2,123,186
Prepaid expenses	—	—	—	361,499	(361,499)	(C)	—		—
Total current assets	54,644,403	—	54,644,403	568,809	—		338,513,776		393,726,988

Operating lease right-of-use asset, net	55,087,067	—	55,087,067	—	—		—		55,087,067
Property and equipment, net	61,188,136	—	61,188,136	—	—		—		61,188,136
Notes Receivable - employee	9,358,913	—	9,358,913	—	—		(9,262,693)	(I)	96,220
Other non-current assets	318,840	—	318,840	—	—		—		318,840
Prepaid partnership costs - non-current	368,878	—	368,878	—	—		—		368,878
Intangibles assets, net	1,046,575	—	1,046,575	—	—		—		1,046,575
Goodwill	221,090	—	221,090	—	—		—		221,090
Cash held in Trust Account	—	—	—	345,016,637	—		(345,016,637)	(B)	—
Total assets	182,233,902	—	182,233,902	345,585,446	—		(15,765,554)		512,053,795

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	20,867,142	—	20,867,142	3,327,306	—		(3,234,925)	(G)	20,959,523
Note payable - related party	—	—	—	600,000	—		(600,000)	(H)	—
Accounts payable - due to related party	—	—	—	—	—		—		—
Accrued expenses and other current liabilities	13,918,456	—	13,918,456	—	900,000	(C)	(900,000)	(G)	13,918,456
Operating lease liability - current portion	8,465,597	—	8,465,597	—	—		—		8,465,597
Deferred revenue	7,223,840	—	7,223,840	—	—		—		7,223,840
Term loans payable - current	19,526,633	—	19,526,633	—	—		—		19,526,633
Accrued expenses	—	—	—	900,000	(900,000)	(C)	—		—
Total current liabilities	70,001,668	—	70,001,668	4,827,306	—		(4,734,925)		70,094,049

Term loans payable, net of unamortized debt issuance costs and current term loan payable	31,660,519	—	31,660,519	—	—		—		31,660,519
Operating lease liability - non-current portion	42,172,215	—	42,172,215	—	—		—		42,172,215
Other non-current liabilities	6,924,027	—	6,924,027	—	—		—		6,924,027
Deferred legal fees	—	—	—	150,000	—		(150,000)	(E)	—
Deferred underwriting commissions	—	—	—	12,075,000	—		(12,075,000)	(D)	—
Derivative warrant liabilities	—	—	—	31,591,580	—		—		31,591,580
Total liabilities	150,758,429	—	150,758,429	48,643,886	—		(16,959,925)		182,442,390

Volta Class A Ordinary Shares subject to possible redemption at $10.00 per share	—	—	—	291,941,550	—		(291,941,550)	(F)	—
Legacy Volta Redeemable convertible Preferred Stock	210,029,724	—	210,029,724	—	—		(210,029,724)	(F)	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Volta Class A Ordinary Shares, $0.0001 par value	—	—	—	531	—		(531)	(F)	—
Volta Class B Ordinary Shares, $0.0001 par value	—	—	—	863	—		(863)	(F)	—
Volta Class A Common Stock	—	—	—	—	—		15,182	(F)	15,182
Volta Class B Common Stock	—	—	—	—	—		989	(F)	989
Legacy Volta Common Stock	3,000	—	3,000	—	—		(3,000)	(F)	—
Additional paid-in capital	62,340,384	—	62,340,384	24,916,625	—		485,552,079	(F)	572,809,088
Accumulated deficit	(240,897,635)	—	(240,897,635)	—	—		(2,316,220)	(F),(G)	(243,213,855)
Retained earnings (accumulated deficit)	—	—	—	(19,918,009)	—		19,918,009	(F)	—
Total stockholders’ equity (deficit)	(178,554,251)	—	(178,554,251)	5,000,010	—		503,165,645		329,611,404
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$182,233,902	$—	$182,233,902	$345,585,446	$—		$(15,765,554)		$512,053,794

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2021

(In U.S. dollars, except share and per share data)

	Legacy Volta Six Months Ended June 30, 2021 (Historical)	Legacy Volta Pro Forma Adjustments	Legacy Volta As Adjusted	Volta Six Months Ended June 30, 2021 (Historical)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
REVENUES
Service revenue	$11,056,516	$—	$11,056,516	$—	$—		$—		$11,056,516
Product revenue	299,037	—	299,037	—	—		—		299,037
Other revenue	327,000	—	327,000	—	—		—		327,000
Total revenues	11,682,553	—	11,682,553	—	—		—		11,682,553

COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization shown below)	9,740,451	—	9,740,451	—	—		—		9,740,451
Costs of products (exclusive of depreciation and amortization shown below)	456,946	—	456,946	—	—		—		456,946
General and administrative expenses	—	—	—	5,431,804	(5,431,804)	(AA)	—		—
Administrative expenses - related party	—	—	—	60,000	(60,000)	(AA)	—		—
Selling, general and administrative	78,208,695	—	78,208,695	—	5,491,804	(AA)	—		83,700,499
Depreciation and amortization	4,696,068	—	4,696,068	—	—		—		4,696,068
Other operating expenses	923,542	—	923,542	—	—		—		923,542
Total costs and expenses	94,025,702	—	94,025,702	5,491,804	—		—		99,517,506
Loss from operations	(82,343,149)	—	(82,343,149)	(5,491,804)	—		—		(87,834,953)

OTHER EXPENSES
Interest expenses, net	3,332,601	—	3,332,601	—	—		—		3,332,601
Other expenses, net	160,844	—	160,844	—	—		—		160,844
Change in fair value of derivative warrant liabilities	—	—	—	(13,600,570)	—		—		(13,600,570)
Net gain from investments held in Trust Account	—	—	—	(16,637)	—		16,637	(BB)	—
Total other expenses	3,493,445	—	3,493,445	(13,617,207)	—		16,637		(10,107,125)
INCOME (LOSS) BEFORE INCOME TAXES	(85,836,594)	—	(85,836,594)	8,125,403	—		(16,637)		(77,727,828)

Income tax expenses	23,830	—	23,830	—	—		—		23,830
NET INCOME (LOSS)	$(85,860,424)	$—	$(85,860,424)	$8,125,403	$—		$(16,637)		$(77,751,658)

EARNINGS PER SHARE(1)
Weighted-average Class A Common Stock outstanding, basic and diluted	6,373,206			34,500,000					151,827,204
Net loss per Class A Common Stock, basic and diluted	$(6.07)			$—					$(0.48)
Weighted-average Class B Common Stock outstanding, basic and diluted	7,779,617			8,625,000					9,887,185
Net loss per Class B Common Stock, basic and diluted	$(6.07)			$0.94					$(0.48)

(1)	For more information on Legacy Volta Earnings Per Share and Volta Earnings Per Share, see Legacy Volta’s historical unaudited condensed consolidated financial statements for the six-months ended June 30, 2021 and the related notes thereto contained elsewhere in the Form 8-K and Volta’s historical unaudited condensed financial statements for the six-months ended June 30, 2021 and the related notes thereto incorporated by reference, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the period ended December 31, 2020

(In U.S. dollars, except share and per share data)

	Legacy Volta Year Ended December 31, 2020 (Historical)	Legacy Volta Pro Forma Adjustments	Legacy Volta As Adjusted	Volta for the period from July 24, 2020 (inception) through December 31, 2020 (As restated)	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
REVENUES
Service revenue	$15,719,852	$—	$15,719,852	$—	$—		—		$15,719,852
Product revenue	2,891,854	—	2,891,854	—	—		—		2,891,854
Other revenue	838,719	—	838,719	—	—		—		838,719
Total revenues	19,450,425		19,450,425	—	—		—		19,450,425

COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization shown below)	17,386,477	—	17,386,477	—	—		—		17,386,477
Costs of products (exclusive of depreciation and amortization shown below)	4,450,224	—	4,450,224	—	—		—		4,450,224
General and administrative expenses	—	—	—	326,955	(326,955)	(AA)	—		—
Administrative expenses - related party	—	—	—	36,667	(36,667)	(AA)	—		—
Selling, general and administrative	44,079,959	—	44,079,959	—	363,622	(AA)	2,316,220	(CC)	46,759,801
Depreciation and amortization	6,468,791	—	6,468,791	—	—		—		6,468,791
Other operating expenses	16,079	—	16,079	—	—		—		16,079
Total costs and expenses	72,401,530	—	72,401,530	363,622	—		2,316,220		75,081,372
Loss from operations	(52,951,105)	—	(52,951,105)	(363,622)	—		(2,316,220)		(55,630,947)

OTHER EXPENSES
Interest expenses, net	18,360,506	—	18,360,506	—	—		—		18,360,506
Other expenses, net	998,170	—	998,170	—	611,620	(AA)	—		1,609,790
Change in fair value of derivative warrant liabilities	—	—	—	27,068,170	—		—		27,068,170
Financing costs	—	—	—	611,620	(611,620)	(AA)	—		—
Total other expenses	19,358,676	—	19,358,676	27,679,790	—		—		47,038,466
LOSS BEFORE INCOME TAXES	(72,309,781)	—	(72,309,781)	(28,043,412)	—		(2,316,220)		(102,669,413)

Income tax expenses	9,096	—	9,096	—	—		—		9,096
NET LOSS	$(72,318,877)	$—	$(72,318,877)	$(28,043,412)	$—		$(2,316,220)		$(102,678,509)

EARNINGS PER SHARE(2)
Weighted-average Class A Common Stock outstanding, basic and diluted	6,373,206			34,500,000					174,365,276
Net loss per Class A Common Stock, basic and diluted	$(9.39)			$—					$(0.55)
Weighted-average Class B Common Stock outstanding, basic and diluted	1,332,295			8,625,000					11,431,899
Net loss per Class B Common Stock, basic and diluted	$(9.39)			$(3.25)					$(0.55)

(2)	For more information on Legacy Volta Earnings Per Share and Volta Earnings Per Share, see Legacy Volta’s historical audited consolidated financial statements for the year ended December 31, 2020 and the related notes thereto contained elsewhere in the Form 8-K and Volta’s audited financial statements for the year ended December 31, 2020 and the related notes thereto incorporated by reference, respectively.

Note 1 - Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination (including, for the avoidance of doubt, the Conversion and the Domestication) had been consummated on June 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Volta is treated as the “acquired” company and Legacy Volta is treated as the acquirer for financial statement reporting purposes. Legacy Volta has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Legacy Volta’s existing stockholders hold the majority of the ownership and voting rights. The relative voting rights is equivalent to equity ownership (each share of Volta Class A Common Stock has one vote per share), except for Volta Class B Common Stock, which carry ten votes per share. Volta shareholders (IPO investors, founders, and PIPE investors) hold 19.5% voting interest compared to Legacy Volta’s 80.5% voting interest.
●	The Volta Board is composed of eight directors, with former Legacy Volta stockholders having the ability to elect or appoint a majority of the directors.
●	Legacy Volta’s senior management are the majority of the senior management of Volta.
●	The combined company has assumed the Legacy Volta name.

Accordingly, for accounting purposes, the financial statements of Volta will represent a continuation of the financial statements of Legacy Volta with the acquisition being treated as the equivalent of Legacy Volta issuing stock for the net assets of Volta, accompanied by a recapitalization. The net assets of Volta will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the consummation of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Volta additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Volta’s unaudited condensed balance sheet as of June 30, 2021 and the related notes incorporated by reference; and

●	Legacy Volta’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes included elsewhere in the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Volta’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes incorporated by reference; and

●	Legacy Volta’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Volta’s audited statement of operations for the period from July 24, 2020 (inception) through December 31, 2020 (as restated) and the related notes incorporated by reference; and

Legacy Volta’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma condensed combined adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Based on its initial analysis, management did not identify any differences in accounting policies between Volta and Legacy Volta that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, Volta’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, Volta’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Volta.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Volta. They should be read in conjunction with the historical financial statements and notes thereto of Volta and Legacy Volta included elsewhere in the Form 8-K.

In May 2020, the Commission adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 became effective on January 1, 2021. This Pro Forma financial information is presented in accordance with the guidance in Release No. 33-10786.

Note 2 - 2Predict Transaction

On April 21, 2021, Legacy Volta acquired 2Predict, Inc. (“2Predict”). The purchase price of 2Predict consisted of: (i) cash consideration of $0.2 million, and (ii) equity consideration of 150,134 shares of Class B Common Stock valued at $8.13 per share, for a total of $1,221,090. For the aggregate purchase price of $1,421,090, Legacy Volta received $1,200,000 in developed software and $221,090 in goodwill. Because the total assets of 2Predict represented less than 1% of Legacy Volta’s total assets, the transaction was deemed immaterial by Legacy Volta and no separate audited or pro forma financials were prepared for the 2Predict acquisition. As such, no adjustments in relation to the acquisition of 2Predict were considered in the Pro Forma financial statements presented above.

Please refer to Note 4 – “Acquisitions” in Legacy Volta’s historical condensed consolidated financial statements and the related notes included elsewhere in the Form 8-K for further details on Legacy Volta’s acquisition of 2Predict.

Note 3 - Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021:

(A) The following table represents the sources and uses of cash as it relates to the Business Combination:

	Note
Cash balance of Volta prior to Business Combination		$207,310
Cash balance of Legacy Volta prior to Business Combination		24,030,717

Transaction Accounting Adjustments
Volta Cash held in Trust Account	(1)	345,016,637
Actual redemptions	(2)	(242,236,609)
Proceeds from PIPE Financing	(3)	300,000,000
Payment of Volta related party note payable	(4)	(600,000)
Payment of transaction costs	(5)	(40,879,481)
Payment of Volta Accounts Payable / Accrued Expenses	(6)	(4,134,925)
Payment of deferred underwriting commissions	(7)	(12,075,000)
Payment of deferred legal fees	(8)	(150,000)
Payoff of Director’s promissory notes	(9)	(38)
Total Transaction Accounting Adjustments		$344,940,584

Total cash balance after the Business Combination		$369,178,611

(1) Reflects the release of cash equivalents held in the Trust Account inclusive of accrued interest and to reflect that the cash equivalents are available to effectuate the Business Combination.

(2) Represents the payment to redeem Class A ordinary shares.

(3) Reflects the net proceeds of $300.0 million from the issuance and sale of 30.0 million shares of Volta Class A Common Stock at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements.

(4) Reflects payment of Volta related party note payable.

(5) Reflects payment of transaction costs.

(6) Reflects the payment of the Accounts Payable balance of Volta related to Transaction costs.

(7) Represents the payment of deferred underwriting costs incurred as part of the Volta IPO.

(8) Reflects the payment of deferred legal fees incurred as part of the Volta IPO.

(9) Represents the residual cash portion of the Director’s promissory note payoff.

(B) Represents release of the restricted cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

(C) Reflects the reclassification of Volta’s accrued expenses and prepaid expenses to align with the balance sheet presentation of Legacy Volta.

(D) Represents the payment of deferred underwriting commissions costs incurred by Volta in consummating its Initial Public Offering.

(E) Represents the payment of deferred legal fee costs incurred by Volta in consummating its Initial Public Offering.

(F) The following table represents the impact of the Business Combination on the number of shares of Volta Class A Common Stock and Volta Class B Common Stock, and represents the total equity of Volta post Business Combination:

	Common Stock
	Number of Shares				Par Value
	Class A Ordinary Shares	Class B Ordinary Shares	Volta Class A Common Stock	Volta Class B Common Stock	Class A Ordinary Shares	Class B Ordinary Shares	Volta Class A Common Stock	Volta Class B Common Stock	Stockholders’ Equity (Legacy Volta)	Additional Paid in Capital	Retained Earnings (Volta)	Accumulated Deficit
Pre-Business Combination - Volta permanent equity	29,194,155	8,625,000			$2,919	$863				$24,916,625	$(19,918,009)
Pre-Business Combination - Volta temporary equity	5,305,845				$531
Less redemption of Class A Ordinary shares	(24,222,287)				$(2,423)					$(242,234,186)
Conversion of Class B Ordinary Shares to Class A Ordinary Shares	8,625,000	(8,625,000)			$863	$(863)
Conversion of Class A Ordinary Shares to Volta Class A Common Stock	(18,902,713)		18,902,713		$(1,890)		$1,890
Private Placement			30,000,000				$3,000			$299,997,000
Shares issued to Legacy Volta stockholders as consideration in Business Combination			102,924,491	9,887,185			$10,292	$989		$(11,281)
Legacy Volta Series A Preferred Stock outstanding (comprised of 66,927,034 shares)									$210,029,724
Legacy Volta Common Stock outstanding (comprised of 9,485,479 Class A and 17,692,588 Class B)									$3,000
Payoff of Director’s promissory notes									$8,509	$(9,271,241)
Pre-Business Combination - Legacy Volta										$62,340,384		$(240,897,635)
Balances after share exchanges in Business Combination	—	—	151,827,204	9,887,185	$—	$—	$15,182	$989	$210,041,233	$135,737,301	$(19,918,009)	$(240,897,635)
Elimination of historical retained earnings of Volta										$(19,918,009)	$19,918,009
Payment of transaction costs										$(47,306,288)
Reclassification of transaction costs related to liability classified instruments										$2,316,220		$(2,316,220)
Reclassification of Volta Class A Ordinary Shares subject to possible redemption										$291,938,631
Elimination of historical Legacy Volta Stockholders’ Preferred Stock									$(210,029,724)	$210,029,724
Elimination of historical Legacy Volta Stockholders’ Common Stock									$(11,509)	$11,509
Post-Business Combination Volta	—	—	151,827,204	9,887,185	$—	$—	$15,182	$989	$—	$572,809,088	$—	$(243,213,855)

(G) Reflects the non-recurring transaction expenses recorded by Volta and Legacy Volta, including $3,234,925 and $900,000 of Volta accrued transaction expenses recognized in accounts payable and accrued expenses, respectively, and $6,426,808 of deferred transaction costs that were recognized in other current assets by Legacy Volta.

(H) Represents the $600,000 repayment of Working Capital Loans under the May 2021 Promissory Note to the Sponsor, which is due and payable upon the earlier of the consummation of the Business Combination and the effective date of dissolution.

(I) Represents the net effect of options previously not recognized as exercised (due to being pledged under partial recourse notes) and the shares forfeited to settle the notes.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Reflects the reclassification of Volta Administrative expenses — related party, general and administrative expenses and financing costs to align with the statement of operations presentation of Legacy Volta.

(BB) Represents the elimination of the net gain on investments held in the Trust Account to close the Business Combination.

(CC) Reflects the pro rata allocation of transaction costs related to liability classified instruments.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for Volta and Legacy Volta, respectively, and unaudited pro forma condensed combined per share information of Volta after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2021. The pro forma weighted average shares outstanding and net loss per share information reflect the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read in conjunction with the historical financial statements of Volta and Legacy Volta and related notes included elsewhere in the Form 8-K. The unaudited pro forma combined per share information of Volta and Legacy Volta is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in the Form 8-K in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined income (loss) per share information below does not purport to represent the income (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date of period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Volta and Legacy Volta would have been had the companies been combined during the periods presented.

	Volta (Historical)	Legacy Volta (Historical)	Pro Forma(3) Combined
As of and for the Six Months Ended June 30, 2021(1)
Book Value per share - Class A Ordinary Shares(2)	$0.94
Book Value per share - Class A Common Stock and Class B Common Stock(2)		$(6.57)	$2.04
Net income (loss) per Class A Ordinary Share - basic and diluted	$—
Weighted average outstanding Class A Ordinary Shares - basic and diluted	34,500,000
Net loss per Class B Ordinary Share - basic and diluted	$0.94
Weighted average outstanding Class B Ordinary Shares – basic and diluted	8,625,000
Net loss per Class A Common Stock - basic and diluted		$(6.07)	$(0.48)
Weighted average outstanding Class A Common Stock - basic and diluted		6,373,206	151,827,204
Net loss per Class B Common Stock - basic and diluted		$(6.07)	$(0.48)
Weighted average outstanding Class B Common Stock – basic and diluted		7,779,617	9,887,185
As of and for the Year Ended December 31, 2020(1)
Book Value per share - Class A Ordinary Shares(2)	$0.82
Book Value per share - Class A Common Stock and Class B Common Stock(2)		$(6.97)	$3.33
Net income (loss) per Class A Ordinary Share - basic and diluted	$—
Weighted average outstanding Class A Ordinary Shares - basic and diluted	34,500,000
Net loss per Class B Ordinary Share - basic and diluted	$(3.25)
Weighted average outstanding Class B Ordinary Shares – basic and diluted	8,625,000
Net loss per Class A Common Stock - basic and diluted		$(9.39)	$(0.55)
Weighted average outstanding Class A Common Stock - basic and diluted		6,373,206	174,365,276
Net loss per Class B Common Stock – basic and diluted		$(9.39)	$(0.55)
Weighted average outstanding Class B Common Stock – basic and diluted		1,332,295	11,431,899

(1)	There were no cash dividends declared in the periods presented.
(2)	Book value per share is calculated as (a) total permanent equity divided by (b) the total number of Class A Ordinary Shares or total Legacy Volta Class A Common Stock and Legacy Volta Class B Common Stock outstanding classified in permanent equity, as applicable.
(3)	As of June 30, 2021 and December 31, 2020, the outstanding shares of Volta Class A Common Stock and Volta Class B Common Stock are assumed to be outstanding for the full six months ended June 30, 2021 and the full fiscal year of 2020.